Exhibit 99.1
Contact Information
Investor Relations:
Steven Horwitz
OmniVision Technologies, Inc.
Ph: 408.542.3263
OMNIVISION REPORTS FINANCIAL RESULTS FOR
FIRST QUARTER of FISCAL 2007
~ Revenues Grow 43% Year-Over-Year ~
~ James He Promoted to Chief Operating Officer and
Ray Cisneros Promoted to VP of Sales ~
Sunnyvale, California, August 31, 2006 –- OmniVision Technologies, Inc. (Nasdaq: OVTI), a leading supplier of CMOS image sensors, today reported financial results for the quarter ended July 31, 2006, the first quarter of its 2007 fiscal year.
Revenue for the first quarter was $136.9 million, compared to $131.8 million in the fourth quarter of fiscal 2006, and $96.0 million in the first quarter of fiscal 2006. GAAP net income in the quarter, the first in which the Company recognized stock-based compensation expense under FAS 123(R), was $15.9 million, or $0.28 per diluted share, compared to net income of $22.5 million, or $0.39 per diluted share, in the fourth quarter 2006, and net income of $14.4 million, or $0.25 per diluted share, in the prior year period.
Net income for the quarter includes a $6.5 million impact of stock-based compensation expense recognized in the quarter as a result of the adoption of FAS 123(R) on May 1, 2006. Net income reported in prior periods did not include stock-based compensation expense under FAS 123(R). Excluding stock-based compensation expense and the related tax effect, non-GAAP net income in the first quarter of fiscal 2007 was $22.1 million and earnings were $0.39 per diluted share. Refer to the table below for a reconciliation of GAAP to non-GAAP net income.
Gross margin for the first quarter was 36.3% compared to 36.8% last quarter. During the quarter, the Company recognized the benefit of $2.2 million of compensation from suppliers whose product quality in previous periods did not meet the Company’s quality standards.
The Company ended the period with cash, cash equivalents and short-term investments totaling $377.5 million.
“We are pleased to report approximately 43% year-over-year revenue growth in the first quarter,” said Shaw Hong, OmniVision’s president and chief executive officer. “During the quarter, we began shipping in volume the world’s first quarter-inch 2 megapixel sensors into the mobile handset market. Additionally, we achieved significant growth in security and surveillance as we continue to expand our presence in the higher end commercial security systems. Growth in toys and games was also robust as our customers began ramping production for the holiday season.
“We are delighted to announce the promotions of James He to chief operating officer and Ray Cisneros to vice president of sales. Both of these individuals have already made significant contributions to the organization and are an integral part of the team that will help propel OmniVision to the next level,” concluded Hong.
James He, who has been with OmniVision since 1995, most recently fulfilled the role of senior vice president of engineering. James has held many positions with the Company, including vice president of core technologies, director of core technologies and design manager. He has directed sensor array research and development for both analog and digital CameraChips™, as well as managing the MIS department. Sensor array advancements are at the heart of CameraChip™ improvements, and James’ engineering and management skills have ensured the continuing technological success of OmniVision products. James earned both his B.S. and M.S. in Electrical Engineering at Tsinghua University in Beijing, China.
Ray Cisneros, who has been with OmniVision since 2002 as its director of sales, brings extensive semiconductor experience to his new position. Ray spent several years in various marketing, business development and product management positions at Sagitta, a fiber optics start up, UMC, one of the world’s largest semiconductor foundry companies and Novellus Systems. Ray earned his B.S. in Metallurgical and Materials Engineering from the Illinois Institute of Technology and his MBA in Marketing at Golden Gate University.
Outlook
Based on current trends, the Company expects fiscal second quarter 2007 revenue will be in the range of $135-$145 million and earnings will be between $0.12 and $0.20 per share, on a diluted basis. Excluding the estimated expense and related tax effects associated with stock-based compensation in accordance with FAS123(R), the Company expects non-GAAP earnings will be in the range of $0.26 to $0.34 per share, on a diluted basis.
Conference Call
OmniVision Technologies will host a conference call today to further discuss these results at 2:00 p.m. Pacific Time. This conference call may be accessed by dialing 866-700-7441 or 617-213-8839 and indicating passcode 24257830. The call can be accessed via a webcast at www.ovt.com.
A replay of the call will be available for forty eight hours beginning approximately one hour after the call. To access this replay, dial 617-801-6888 and enter passcode 21097328. A Web replay will be available for approximately twelve months days at www.ovt.com.
About OmniVision
OmniVision Technologies, Inc. designs and markets high-performance semiconductor image sensors. Its OmniPixel® and CameraChip™ products are highly integrated single-chip CMOS image sensors for mass-market consumer and commercial applications such as mobile phones, digital still cameras, security and surveillance systems, interactive video games, PCs and automotive imaging systems. Additional information is available at www.ovt.com.

Safe Harbor Statement
Certain statements in this press release, including statements relating to the Company’s expectations regarding its ability to continue to expand its presence in certain markets, the ability of its management team to help take the Company to the next level, the continued technological success of the Company’s products, and revenue and earnings per share for the quarter ending October 31, 2006. These forward-looking statements are based on management’s current expectations, and important factors could cause actual results to differ materially from those in the forward-looking statements. These important factors include, without limitation, competition in current and emerging markets for image sensor products, including pricing pressures; the Company’s ability to obtain design wins from various image sensor device manufacturers including manufacturers of mobile phone, digital still cameras and automobile manufacturers; wafer manufacturing yields and other manufacturing processes; the Company’s ability to accurately forecast customer demand for its products; the development, production, introduction and marketing of new products and technology; the potential loss of one or more key customers or distributors; the continued growth and development of current markets and the emergence of new markets in which the Company sells, or may sell, its products; the acceptance of the Company’s products in such current and new markets; the Company’s strategic investments and relationships, and other risks detailed from time to time in the Company’s Securities and Exchange Commission filings and reports, including, but not limited to, the Company’s most recent annual report filed on Form 10-K. The Company expressly disclaims any obligation to update information contained in any forward-looking statement.
Use of Non-GAAP Financial Information
To supplement both our reported results and our outlook, we use a non-GAAP measure of earnings per share which excludes stock-based compensation under FAS 123(R) and related tax effects to allow for a better comparison of results to those in prior periods that did not include such stock-based compensation. We believe the non-GAAP measure that excludes stock-based compensation under FAS 123(R) and related tax effects enhances the comparability of results against prior periods. In addition, because stock-based compensation expense is offset by a credit to paid-in capital, it has no effect on total stockholders’ equity, and no effect on cash flows.
Estimating stock-based compensation expense and the related tax effects for a future period is subject to inherent risks and uncertainties, including but not limited to the Company’s stock price and the number of option exercises and sales during the quarter. In addition, we use this non-GAAP financial measure for internal management purposes, when publicly providing our business outlook and as a means to evaluate period-to-period comparisons. This non-GAAP financial measure should be considered as a supplement to, and not as a substitute for, or superior to, the financial measure prepared in accordance with GAAP.
OMNIVISION TECHNOLOGIES, INC.
RECONCILIATION OF GUIDANCE FOR GAAP EARNINGS PER SHARE
TO PROJECTED NON-GAAP
(unaudited)

Three Months Ending October 31, 2006
	GAAP			Non-GAAP
	Range of Estimates			Range of Estimates
	From	To	Adjustment	From	To

Earnings per share	$0.12	$0.20	$0.14(1)	$0.26	$0.34

(1) Reflects estimated adjustment for expense and related tax effects associated with stock-based compensation in accordance with FAS123(R).

OMNIVISION TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)
(unaudited)

	July 31,	April 30,
	2006	2006
ASSETS

Current assets:
Cash and cash equivalents	$256,718	$240,227
Short-term investments	120,754	114,278
Accounts receivable, net	72,026	65,916
Inventories	68,466	54,973
Refundable and deferred income taxes	1,695	1,708
Prepaid expenses and other current assets	10,401	9,158

Total current assets	530,060	486,260

Property, plant and equipment, net	42,450	38,010
Long-term investments	19,549	18,673
Goodwill	4,892	4,892
Intangibles, net	27,285	26,245
Other non-current assets	2,819	3,189

Total assets	$627,055	$577,269

LIABILITIES, MINORITY INTEREST AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$49,788	$42,770
Accrued expenses and other current liabilities	21,414	21,351
Accrued income taxes payable	58,657	52,406
Deferred income	7,268	6,329
Current portion of capital lease obligations	106	152

Total current liabilities	137,233	123,008

Long-term liabilities:
Capital lease obligations, less current portion	277	308
Deferred tax liabilities	3,548	4,033

Total long-term liabilities	3,825	4,341

Total liabilities	141,058	127,349

Minority interest	32,690	27,113

Stockholders’ equity:
Common stock, $0.001 par value; 100,000 shares authorized; 60,368 issued and 54,498 outstanding at July 31, 2006 and 59,744 shares issued and 53,874 outstanding at April 30, 2006, respectively	60	60
Additional paid-in capital	299,544	285,112
Accumulated other comprehensive income	1,279	1,092
Treasury stock, 5,870 shares at July 31, 2006 and April 30, 2006	(79,568)	(79,568)
Retained earnings	231,992	216,111

Total stockholders’ equity	453,307	422,807

Total liabilities, minority interest and stockholders’ equity	$627,055	$577,269

OMNIVISION TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share data)
(unaudited)

	Three Months Ended
	July 31,
	2006	2005

Revenues	$136,875	$95,994
Cost of revenues	87,155	64,065

Gross profit	49,720	31,929

Operating expenses:
Research, development and related	16,842	8,477
Selling, general and administrative	12,451	6,778

Total operating expenses	29,293	15,255

Income from operations	20,427	16,674
Interest income, net	3,403	1,959
Other income, net	977	23

Income before income taxes and minority interest	24,807	18,656
Provision for income taxes	6,624	3,732
Minority interest	2,302	542

Net income	$15,881	$14,382

Net income per share:
Basic	$0.29	$0.25

Diluted	$0.28	$0.25

Shares used in computing net income per share:
Basic	54,401	57,178

Diluted	56,704	58,194

OMNIVISION TECHNOLOGIES, INC.
RECONCILIATION OF NET INCOME TO PRO FORMA NET INCOME
(in thousands, except per share data)
(unaudited)

	Three Months Ended
	July 31,
	2006	2005

Net income	$15,881	$14,382
Add:
Stock-based compensation in cost of revenues	938	—
Stock-based compensation in research and development expenses	3,027	—
Stock-based compensation in selling, general and administrative expenses	2,490	—
Less:
Income tax expense without the effect of stock-based compensation	(248)	—

Pro forma net income	$22,088	$14,382

Pro forma net income per share:
Diluted	$0.39	$0.25

Shares used in computing pro forma net income per share:
Diluted	57,009	58,194